EXHIBIT 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “TRANSPORTATION SYSTEMS HOLDINGS INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D. 2018, AT 11:25 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock, Secretary of State
Jeffrey W. Bullock, Secretary of State
6886229 8100 SR# 20183755557	Authentication: 202695365 Date: 05-15-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:25 AM 05/15/2018 FILED 11:25 AM 05/15/2018 SR 20183755557 - File Number 6886229	STATE OF DELAWARE CERTIFICATE OF INCORPORATION OF TRANSPORTATION SYSTEMS HOLDINGS INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST. The name of the corporation is Transportation Systems Holding s Inc.

SECOND. The address of the corporation’s registered office in the state of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1,000. All such shares are to be common stock, par value of $0.01 per share.

FIFTH. The incorporator of the corporation is Brittany Gurgle, whose mailing address is 191 Rosa Parks Street, 11th Floor, Cincinnati, Ohio 45202.

IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed on the date set below.

By:	/s/ Brittany Gurgle
Name:	Brittany Gurgle
Incorporator
Date:	May 15, 2018